Exhibit 10(c)

                 1995 KEY EMPLOYEES' STOCK OPTION PLAN
                                   OF
                        FIDELITY FEDERAL BANCORP


         1. PURPOSE. The Plan is designed to promote the interest of Fidelity Federal Bancorp ("Company") and its Subsidiaries by encouraging their officers and key employees, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their businesses, to continue the association with the Company and its Subsidiaries of such officers and key employees by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress. The Plan provides for the granting of (i) incentive stock options ("ISO's") and
(ii) nonqualified stock options ("NSO's").

         2.      ADMINISTRATION.

         (a) The Plan shall be administered by a committee of not less than three directors of the Company ("Committee") who shall be designated from time to time by the Board of Directors. No member of the Committee shall be eligible, at any time when he is such a member, to receive the grant of an option under the Plan. The decision of a majority of the members of the Committee shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO's and NSO's; (ii) to determine the employees to be granted ISO's and NSO's; (iii) to determine the option period, the option price and the number of shares subject to each option; (iv) to determine the time or times at which options will be granted; (v) to determine the time or times when each option becomes exercisable and the duration of the exercise period; (vi) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (vii) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in which any optionee's rights in respect of shares acquired upon exercise of an option may be forfeited. Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

       (b) The Committee is authorized, subject to the provisions of the Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations shall be final and conclusive.

       (c) The Committee shall also determine, in its sole discretion, with respect to each employee, whether such options shall be ISO's or NSO's, or any combination thereof; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO's or NSO's or any combination thereof.

       (d) Neither the Plan nor any stock option agreement executed hereunder shall constitute a contract of employment. Participation in the Plan does not give any employee the right to be retained in the employ of the Company or any Subsidiary and does not limit in any way the right of the Company or a Subsidiary to change the duties or responsibilities of any employee or to terminate the employment of any employee.

       3. SHARES COVERED BY THE PLAN. The stock to be subject to options under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination thereof, as the Committee may from time to time determine. Subject to the provisions of Paragraph 14, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed Two Hundred Fifteen Thousand (215,000) shares. Shares covered by an option that remain unpurchased upon expiration or termination of the option may be made subject to further options.

       4. ELIGIBILITY. Officers and key employees of the Company or of any of its Subsidiaries, as selected by the Committee, shall be eligible to receive grants of ISO's and NSO's under the Plan. Members of the Committee shall not be eligible to receive grants of options under the Plan while serving as members of the Committee.

       5.      OPTION PRICE.

       (a) The option price per share of stock under each ISO shall be not less than the fair market value of the share on the date on which the option is granted; provided, however, as to officers and key employees who, at the time an ISO is granted, own, within the meaning of
Section 425(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary ("Shareholder-Employees"), the purchase price per share of stock under each ISO shall be not less than one hundred ten percent (110%) of the fair market value of the stock on the date on which the option is granted.

       (b) The option price per share of stock under each NSO shall be determined by the Committee in its discretion; provided, however, the option price per share under each NSO shall not be less than one hundred per cent (100%) of the fair market value of the share on the date on which the option is granted.

       (c) For all purposes of the Plan, the term "fair market value" shall be the mean between the reported closing bid and asked prices for the shares of common stock of the Company as quoted by the North American Securities Dealers Automated Quotation System ("NASDAQ"). If the common stock of the Company is not quoted by NASDAQ, the fair market value shall be determined by the Committee based upon quotations of the entities which make a market in Company stock and such other factors as the Committee shall deem appropriate. If the common stock of the Company is not quoted by entities which make a market in the Company's stock, the fair market value shall be determined by the Committee based upon such factors as the Committee deems appropriate.

       6. OPTION PERIOD. No option period shall exceed ten (10) years; provided, however, the option period with respect to ISO's granted to Shareholder-Employees shall not exceed five (5) years.

       7. VESTING AND EXERCISE. Options granted hereunder shall, unless otherwise provided by the Committee and agreed to by the employee in the option agreement, vest in each eligible employee and thus become exercisable commencing on the day the employee is granted options under the Plan and on the first day of each succeeding calendar year so long as the employee remains an employee in accordance with the following schedule:

                                                       Percentage of Option
Calendar Year                                          Shares Vested

Day of Grant                                           20%
January 1st of first year following year of grant      40%
January 1st of second year following year of grant     60%
January 1st of third year following year of grant      80%
January 1st of fourth year following year of grant     100%
and thereafter

If the employee is not an employee of the Company or any Subsidiary on any of the above dates, then the option shares otherwise scheduled to vest in the employee for the year in which the employee ceases to be an employee of the Company or any Subsidiary and all option shares scheduled to vest in the following years shall not vest in the employee but shall be forfeited and shall not be exercisable by the employee hereunder. Provided, however, if an employee dies or becomes permanently and totally disabled prior to the time the employee becomes one hundred percent (100%) vested in the option shares, then one hundred percent (100%) of the option shares shall nevertheless vest, upon the death or permanent and total disability of the employee, in the employee s estate, legatees or heirs in the case of his death or the employee, his attorney-in-fact or guardian in the case of his permanent and total disability. As used herein, "permanent and total disability" shall have the same meaning ascribed to such term by Section 22(e)(3) of the Code.

       8. CHANGE IN CONTROL OF THE COMPANY. Notwithstanding the provisions of Paragraph 7, in the event of a Change in Control of the Company, the options covered by the agreement between the Company and the employee may be exercised in full if such Change in Control of the Company occurs when the employee is an employee of the Company or any Subsidiary.

       9. SPECIAL CALENDAR YEAR LIMITATION ON SHARES SUBJECT TO ISO'S. Subject to the provisions of Paragraph 8 regarding Change in Control of the Company, the aggregate fair market value (determined at the time of the grant of the ISO's) of the stock with respect to which ISO's are exercisable for the first time by an eligible employee during any calendar year (under all plans providing for the grant of incentive stock options of the Company or any of its Subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000.00).

       10. SEQUENCE OF EXERCISING INCENTIVE STOCK OPTIONS. Any ISO granted to an employee pursuant to the Plan shall be exercisable even if there are outstanding previously granted but unexercised ISO's with respect to such employee.

       11.     EARLY TERMINATION OF OPTION.

       (a) Termination of Employment. All rights to exercise an option shall terminate 30 days after the employee s employment terminates for any reason other than his death or permanent and total disability (but not later than the date the option expires pursuant to its terms). Transfer of employment from the Company to a corporation which is a Subsidiary of the Company, or vice versa, or from one Subsidiary to another, shall not be deemed termination of employment. The Committee shall have the authority to determine in each case whether a leave of absence on military or government service shall be deemed a termination of employment for purposes of this subparagraph.

       (b) Permanent and Total Disability or Death of Optionee. If an optionee's employment terminates due to permanent and total disability or death, his option shall terminate one (1) year after termination of his employment due to his permanent and total disability or death (but not later than the date the option expires pursuant to its terms). During such period, subject to the limitations of the option grant, the optionee, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the option in full. Provided, however, in the case of an ISO, the option must be exercised within three (3) months after the Optionee s retirement or death. In the event the ISO is not exercised within such three (3) month period, the option may nevertheless be exercised during the twelve (12) month period provided for in the preceding provisions of this subsection (c), but shall be treated for all purposes as an NSO. Provided, further, except as otherwise provided in Paragraph 6 regarding the five (5) year term with respect to certain grants of ISOs, this Option shall not be exercisable after the expiration of ten (10) years from the date of this Agreement.

       12. PAYMENT FOR STOCK. Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Such payment may be made either (a) in cash or (b) at the discretion of the Committee, by delivering whole shares of common stock of the Company (the "Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued by the Committee at its fair market value determined as of the date of the exercise of the option in accordance with the provisions of Paragraph 5. No shares shall be issued until full payment for them has been made, and an optionee shall have none of the rights of a shareholder with respect to such shares until such shares are issued to him. Upon payment of the full purchase price, the Company shall issue a certificate or certificates to the optionee evidencing ownership of the shares purchased pursuant to the exercise of the option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the optionee and the Company.

       13. NONTRANSFERABILITY. No option shall be transferable, except by the optionee's will or the laws of descent and distribution. During the optionee's lifetime, his option shall be exercisable (to the extent exercisable) only by him. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment, or similar process.

       14.     CHANGES IN STOCK.

       (a) Subject to the provisions of Paragraph 8, in the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications, conversions, or otherwise, or in the event that other stock shall be converted into or substituted for the present common stock of the Company as the result of any merger, consolidation, reorganization or similar transaction, then the Committee may make appropriate adjustment or substitution in the aggregate number, price, and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options theretofore granted but unexercised and agrees to assume and perform the obligations of the Company hereunder. Notwithstanding the foregoing provisions of this Paragraph 14(a), no adjustment shall be made which would operate to reduce the option price of any ISO below the fair market value of the stock (determined at the time the option was granted) which is subject to an ISO.

       (b) Subject to the provisions of Paragraph 8, in the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding option, shall, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each optionee shall have the right to purchase
(i) that number of shares of common stock of the Successor which have a fair market value equal, as of the date of such Change in Control of the Company, to the fair market value, as of the date of such Change in Control, of the shares of common stock of the Company theretofore subject to his option, and (ii) for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the optionee could have acquired all of the shares of common stock of the Company theretofore optioned to the optionee.

       15. USE OF PROCEEDS. The proceeds received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.

       16. INVESTMENT REPRESENTATIONS. Unless the shares subject to an option are registered under the Securities Act of 1933, each optionee in the stock option agreement between the Company and the optionee shall agree for himself and his legal representatives that any and all shares of common stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof. Any share issued pursuant to an exercise of an option subject to this investment representation shall bear a legend evidencing such restriction.

       17. AMENDMENT AND DISCONTINUANCE. The Board of Directors may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, including without limitation any shareholder approval of the safe harbor rule promulgated under the Securities Exchange Act of
1934), alter, amend, modify, suspend, or discontinue the Plan, but may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would: (a) increase the aggregate number of shares subject to options under the Plan, except as provided in Paragraph 14;
(b) decrease the minimum option price, except as provided in Paragraph 14; (c) permit any member of the Committee to become eligible for options under the Plan; (d) withdraw administration of the Plan from the Committee or the Board of Directors; (e) extend the term of the Plan or the maximum period during which any option may be exercised; (f) change the manner of determining the option price; (g) change the class of individuals eligible for options under the Plan; or (h) without the consent of the holder of the option, alter or impair any option previously granted under the Plan.

       18. LIABILITY. No member of the Board of Directors, the Committee or officers or employees of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

       19. EFFECTIVE DATE AND DURATION. Options may be granted under the Plan for a period of ten (10) years commencing March 15, 1995, the date on which the Board of Directors approved the Plan; provided, however, that no option may be exercised until the Plan has been approved by the shareholders of the Company. No options shall be granted after March 15, 2005. Upon such date, the Plan shall expire except as to outstanding options and which options and rights shall remain in effect until they have been exercised or terminated or have expired. ISO's must be granted within ten (10) years of the date the Plan is adopted by the Board of Directors of the Company or approved by the shareholders of the Company, whichever is earlier.

       20.     MISCELLANEOUS.

       (a) The term "Board" or "Board of Directors" used herein shall mean the Board of Directors of the Company, unless the context clearly requires otherwise, and to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board of Directors" shall also mean such committee.

       (b) The term "Subsidiary" or "Subsidiaries" used herein shall mean any savings association or other corporation more than fifty percent (50%) of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

       (c) The term "Change in Control of the Company" used herein shall mean a change in control of the Company of a nature that would be required to be reported pursuant to the Change in Bank Control Act, as amended (12 U.S.C. 1817(j)) and the Savings and Loan Holding Company Act (12 U.S.C. 1467a), and regulations issued thereunder by the Office of Thrift Supervision; provided that, without limitation, such change in control shall also be deemed to have occurred for the purposes of this Plan if any person, other than any person who on the day hereof is an officer or director of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company, its parent or any Subsidiary representing 20% or more of the combined voting power of the Company s then outstanding securities; or, during any period of two consecutive years during the term of this Plan or the term of any options granted hereunder as specified in Paragraph 19, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved by directors representing at least 2/3 of the directors then in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with a public offering of its stock.